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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CITADEL BROADCASTING CORPORATION
(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITADEL BROADCASTING CORPORATION
7201 West Lake Mead Boulevard, Suite 400
Las Vegas, Nevada 89128
(702) 804-5200

To the Shareholders of Citadel Broadcasting Corporation:

        You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Citadel Broadcasting Corporation (the "Company") to be held on Monday, May 24, 2004, at 9:00 a.m., local time, at the JPMorgan Chase Conference Centers, 270 Park Avenue, 11th Floor, New York, NY 10017.

        The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting. Also enclosed is a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Please read these documents so you will be informed about the business to come before the meeting.

        The purpose of the Annual Meeting is to elect three members of the Company's Board of Directors, to ratify the appointment of the Company's independent accountants, and to conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Your vote is important, regardless of the number of shares you own. It is important that you mark, sign, date, and return the enclosed proxy card as soon as possible, whether or not you plan to attend the Annual Meeting. If you do later decide to attend, your proxy will be automatically revoked if you vote in person. Accordingly, you are urged to mark, sign, date, and return the proxy card now in order to ensure that your shares are represented at the meeting.

        We appreciate your continued support.

Sincerely,

Farid Suleman Chairman and Chief Executive Officer
Las Vegas, Nevada April 14, 2004

CITADEL BROADCASTING CORPORATION
7201 West Lake Mead Boulevard, Suite 400
Las Vegas, Nevada 89128
(702) 804-5200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 24, 2004

To the Shareholders of Citadel Broadcasting Corporation:

        The Annual Meeting of the Shareholders of Citadel Broadcasting Corporation (the "Company") will be held on Monday, May 24, 2004 at 9:00 a.m., local time, at the JPMorgan Chase Conference Centers, 270 Park Avenue, 11th Floor, New York, NY 10017. The purpose of the meeting is to consider and act upon:

  1.
  the election of three Class I directors of the Company's Board of Directors;

  2.
  the ratification of the appointment of Deloitte & Touche LLP to serve as independent accountants for the year ending December 31, 2004; and

  3.
  such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Shareholders of record at the close of business on March 29, 2004 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments or postponement thereof.

        The Company's Annual Report to Shareholders for the year ended December 31, 2003 is also enclosed.

By Order of the Board of Directors

Randy L. Taylor Secretary
Las Vegas, Nevada April 14, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT, A SHAREHOLDER MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS USE.

CITADEL BROADCASTING CORPORATION
7201 West Lake Mead Boulevard, Suite 400
Las Vegas, Nevada 89128
(702) 804-5200

PROXY STATEMENT
2004 Annual Meeting of Shareholders

SOLICITATION OF PROXIES

        This Proxy Statement (first mailed to shareholders on or about April 19, 2004) is furnished in connection with the solicitation of proxies by Citadel Broadcasting Corporation (the "Company") for use at the Company's 2004 Annual Meeting of Shareholders, to be held on Monday, May 24, 2004, at 9:00 a.m., local time, at the JPMorgan Chase Conference Centers, 270 Park Avenue, 11th Floor, New York, NY 10017, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Each valid proxy received in time will be voted at the meeting according to the choice specified, if any. A proxy may be revoked at any time before the proxy is voted, as outlined below.

        The Company's Annual Report on Form 10-K for the year ended December 31, 2003 accompanies this Proxy Statement but does not form a part of the proxy soliciting material.

        If your shares of Common Stock are registered directly in your name on the records of EquiServe Trust Company, N.A., you are considered a shareholder of record and will receive your proxy soliciting material from the Company. If your shares are held through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in street name and will receive your proxy soliciting material from your broker, bank or other institution. If you hold your shares in street name, you are generally entitled to provide voting instructions to the registered holder.

        The shares of Common Stock represented by valid proxies that we receive in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed, written proxy cards received pursuant to this solicitation that are not later revoked. Voting your proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

    FOR the election of the Board of Directors' nominees for Class I directors; and

    FOR the ratification of Deloitte & Touche LLP as the Company's independent accountants.

        If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the shareholder otherwise specifies in the proxy, have the discretion to vote upon such matters in accordance with their best judgment.

VOTING SECURITIES

        Citadel Broadcasting Corporation has one class of outstanding voting securities, Common Stock, par value $0.01 per share. As of March 29, 2004, there were 132,502,969 shares of Common Stock outstanding. Only shareholders of record of Common Stock at the close of business on March 29, 2004, which the Board of Directors has fixed as the record date, are entitled to vote at the Annual Meeting.

        Each share of Common Stock is entitled to one vote. The presence in person or by proxy of holders of a majority of the voting power of the shares of Common Stock outstanding entitled to vote at the meeting on the record date will constitute a quorum, permitting the shareholders to elect directors and to take action on approval of the independent accountants and other business matters properly brought before this meeting. The vote of a plurality of the shares of the Company's Common Stock present in person or by proxy at the meeting is required to elect each of the Class I director nominees. Abstentions and broker non-votes in connection with the election of directors have no effect on such election since directors are elected by a plurality of the votes cast at the meeting.

        Other business matters, including the approval of the independent auditors, will be approved if they receive a vote of the holders of a majority of the voting power of the shares of Common Stock entitled to vote at the meeting and constituting a quorum. Abstentions with respect to these other matters will be considered a vote against the proposal and broker non-votes will have no effect on such matters since these votes will not be considered present and entitled to vote for this purpose. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter.

VOTING BY PROXY

        If a shareholder is a corporation or a partnership, a duly authorized person must sign the accompanying proxy card in the full corporate or partnership name. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

        Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and vote, although attendance at the meeting will not by itself revoke a previously granted proxy.

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

    FOR the election of the Board of Directors' nominees for Class I directors; and

    FOR the ratification of Deloitte & Touche LLP as the Company's independent accountants.

        Management is not aware of any matters, other than those specified above, that will be presented for action at the annual meeting, but if any other matters do properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

        As of March 29, 2004, Forstmann Little partnerships held approximately 58% of the combined voting power of the outstanding Common Stock. Accordingly, Forstmann Little partnerships will have sufficient voting power to elect all members of the Board of Directors and to control substantially all other actions that may come before the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

        The following table sets forth information regarding the beneficial ownership of the Company's Common Stock. The table includes:

  •
  each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding common stock;

  •
  each of the Company's directors;

  •
  each executive officer named in the summary compensation table; and

  •
  all directors and executive officers as a group.

        Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent this power may be shared with a spouse. Unless indicated below, the address for each individual listed below is City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128.

        As of March 29, 2004, there were 132,502,969 shares of common stock outstanding.

	Shares Beneficially Owned(1)
Name
	Number	Percent
5% Stockholders:
Forstmann Little & Co. Equity Partnership-VI, L.P.(2)	34,484,608	26.03%
Forstmann Little & Co. Equity Partnership-VII, L.P.(2)	11,064,880	8.35%
Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P.(2)	21,662,812	16.35%
Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P.(2)	9,065,403	6.84%
Directors:
Farid Suleman(2)(3)(4)	3,704,574	2.73%
David W. Checketts(5)	51,500	*
J. Anthony Forstmann(2)(5)	12,500	*
Theodore J. Forstmann(2)	76,277,703	57.57%
Gordon A. Holmes(2)	—	*
Sandra J. Horbach(2)	76,277,703	57.57%
Michael A. Miles(2)(5)(6)	12,500	*
Charles P. Rose, Jr.(5)	32,500	*
Herbert J. Siegel	—	*
Other Named Executive Officers:
Judith A. Ellis(7)	93,899	*
Randy L. Taylor(8)	76,697	*
D. Robert Proffitt	93,944	*
All Directors and Executive Officers as a Group (12 persons)(9)	80,346,817	59.21%

*
Less than 1%.

(1)
A person or group of persons is deemed to have "beneficial ownership" of any shares of common stock when a person or persons has the right to acquire them (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which a person or persons have the right to acquire within 60 days after the date of this proxy statement are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in the table does not necessarily reflect the person's actual voting power at any particular date.

(2)
The general partner of Forstmann Little & Co. Equity Partnership-VI, L.P., a Delaware limited partnership ("Equity-VI"), and Forstmann Little & Co. Equity Partnership-VII, L.P., a Delaware limited partnership ("Equity-VII"), is FLC XXXII Partnership, L.P., a New York limited partnership. The general partners of FLC XXXII Partnership, L.P. are Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister, Winston W. Hutchins, Jamie C. Nicholls, Gordon A. Holmes and T. Geoffrey McKay. The general partner of Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P., a Delaware limited partnership ("MBO-VII"), and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., a Delaware limited partnership ("MBO-VIII"), is FLC XXXIII Partnership, L.P., a New York limited partnership. The general partners of FLC XXXIII Partnership, L.P. are Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister, Winston W. Hutchins, Jamie C. Nicholls, Gordon A. Holmes and T. Geoffrey McKay. Accordingly, each of the individuals named above, other than Mr. Holmes and Mr. McKay for the reasons described below, may be deemed the beneficial owners of shares owned by Equity-VI, Equity-VII, MBO-VII and MBO-VIII and, for purposes of this table, beneficial ownership is included. Mr. Holmes and Mr. McKay do not have any voting or investment power with respect to, or any economic interest in, the shares of common stock of the Company held by Equity-VI, Equity-VII, MBO-VII or MBO-VIII; and, accordingly, Mr. Holmes and Mr. McKay are not deemed to be a beneficial owner of these shares. Messrs. Theodore J. Forstmann and J. Anthony Forstmann are brothers. Mr. Miles is a member of the Forstmann Little advisory board and is an investor in certain affiliated partnerships of Forstmann Little & Co., which give him an economic interest in certain portfolio investments, including the Company. Messrs. J. Anthony Forstmann, Michael A. Miles and Farid Suleman are special limited partners of Forstmann Little & Co. None of the other limited partners in each of Equity-VI, Equity-VII, MBO-VII and MBO-VIII is otherwise affiliated with the Company or Forstmann Little & Co. The address of Equity-VI, Equity-VII, MBO-VII and MBO-VIII is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153. The address for Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister, Winston W. Hutchins, Jamie C. Nicholls, Gordon A. Holmes, T. Geoffrey McKay, Farid Suleman, Michael A. Miles and J. Anthony Forstmann is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153.

(3)
Includes 3,112,500 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided.

(4)
Mr. Suleman holds 20,000 shares as custodian for his children, for which he disclaims any beneficial ownership. These shares were not considered for purposes of calculating Mr. Suleman's beneficial ownership interest.

(5)
Includes 12,500 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided.

(6)
Pursuant to a contractual arrangement with FLC XXXII Partnership, L.P., an affiliate of Forstmann Little & Co. Equity Partnership-VI, L.P., Mr. Miles is entitled to payment from such affiliate in respect of certain share dispositions to the extent proceeds of dispositions exceed $13.00 per share. Alternatively, Mr. Miles may purchase such shares for $13.00 per share. These shares were not considered for purposes of calculating Mr. Miles' beneficial ownership interests.

(7)
Includes 25,000 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided.

(8)
Includes 6,250 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided.

(9)
Includes 3,193,750 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided.

PROPOSAL 1—ELECTION OF CLASS I DIRECTORS

        The Company's board of directors currently comprises nine directors.

        The Company's amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire board. The term of the initial Class I directors will terminate on the date of the 2004 annual meeting of shareholders; the term of the initial Class II directors will terminate on the date of the 2005 annual meeting of shareholders; and the term of the initial Class III directors will terminate on the date of the 2006 annual meeting of shareholders.

        Beginning in 2004, at each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term and until their respective successors are elected and qualified. A director may only be removed with cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class. Each of the four Forstmann Little partnerships has a contractual right, for so long as it holds any shares of our Common Stock, to designate a nominee for election to the Company's board of directors and the Company is obligated to solicit proxies in favor of each of these four nominees and to use reasonable efforts to cause each of these four nominees to be elected. The nominees of the Forstmann Little partnerships are Theodore J. Forstmann, Sandra J. Horbach, Gordon A. Holmes and J. Anthony Forstmann of whom only J. Anthony Forstmann is a Class I director whose term of office will terminate on the date of the 2004 annual meeting of shareholders and is accordingly standing for re-election at the meeting.

Nominees

        Upon the recommendation of the board of directors, the following three directors listed in the table below are nominated for election to serve as Class I directors for a term of three years and until their respective successors are elected and qualified. If any of the nominees are unable to serve or refuse to serve as directors, an event which the board does not anticipate, the proxies will be voted in favor of such other person(s), if any, as the board of directors may designate. A plurality of the votes cast at the Annual Meeting will elect each Class I director. Shareholders may not grant a proxy for a greater number of persons than three, which is the number of nominees identified herein.

Name	Age	Position
David W. Checketts	48	Director (Class I)
J. Anthony Forstmann	65	Director (Class I)
Charles P. Rose, Jr.	62	Director (Class I)

        David W. Checketts has been a Director since 2002. Mr. Checketts is currently Chairman of Sports Capital Partners, a consulting and investment capital firm. From 1994 to 2001, Mr. Checketts was President and Chief Executive Officer of Madison Square Garden. From March 1991 to September 1994, Mr. Checketts was the President of the New York Knicks basketball team. From September 1990 to March 1991, he was Vice President of Development for the National Basketball Association. From 1984 to 1990, Mr. Checketts was President of the Utah Jazz basketball team. Mr. Checketts currently serves on the board of directors of JetBlue Airways Corporation and McLeodUSA Incorporated.

        J. Anthony Forstmann has been a Director since 2001. He has been a Managing Director of J.A. Forstmann & Co., a merchant banking firm, since October 1987. In 1968, he co-founded Forstmann-Leff Associates, an institutional money management firm with $6 billion in assets. He is a special limited partner of Forstmann Little & Co. He is also a director of Community Health Systems, Inc. He is the brother of Theodore J. Forstmann.

        Charles P. Rose, Jr. has been a Director since 2003. Mr. Rose currently serves as executive producer, executive editor and host of Charlie Rose, a nightly one-hour interview program on the PBS television network, which premiered in 1991. Since 1998, he also has served as a correspondent for the CBS television network news program 60 Minutes II.

Directors

        The remaining incumbent directors, whose terms of office are not expiring, are as follows:

Name	Age	Position
Farid Suleman	52	Chief Executive Officer and Chairman of the Board (Class III)
Theodore J. Forstmann	64	Director (Class III)
Gordon A. Holmes	35	Director (Class II)
Sandra J. Horbach	43	Director (Class II), Vice President and Assistant Secretary
Michael A. Miles	64	Director (Class III)
Herbert J. Siegel	75	Director (Class II)

        Farid Suleman is the Company's Chairman of the Board and Chief Executive Officer. Mr. Suleman joined the Company in March 2002. Prior to joining the Company, from February 2001 to February 2002, Mr. Suleman was President and Chief Executive Officer of Infinity Broadcasting Corp., one of the largest radio and outdoor advertising companies in the United States. He was Executive Vice President, Chief Financial Officer, Treasurer and a director of Infinity Broadcasting from September 1998 to February 2001 when Infinity Broadcasting was acquired by Viacom Inc. Mr. Suleman was named Senior Vice President, Finance of CBS in August 1998 and Senior Vice President and Chief Financial Officer of the CBS Station Group in June 1997. Mr. Suleman is a director of Westwood One, Inc. and was also Westwood One's Executive Vice President and Chief Financial Officer from February 1994 to March 2002. Mr. Suleman has also been a special limited partner of Forstmann Little & Co. since March 2002 and is a director of McLeodUSA Incorporated.

        Theodore J. Forstmann has been a Director since 2001. He has been a general partner of FLC XXIX Partnership, L.P. since he co-founded Forstmann Little & Co. in 1978. He is also a director of McLeodUSA Incorporated and Community Health Systems, Inc. He is the brother of J. Anthony Forstmann.

        Gordon A. Holmes has been a Director since 2001. He has been a general partner of FLC XXIX Partnership, L.P. since 2001. Prior to becoming a general partner of FLC XXIX Partnership, Mr. Holmes was an associate at Forstmann Little & Co., which he joined in January 1998. From August 1995 to December 1997, Mr. Holmes was an associate at Goldman, Sachs & Co.

        Sandra J. Horbach has been a Director since 2001. Ms. Horbach has also served as a non-executive Vice President and Assistant Secretary since June 2002. She has been a general partner of FLC XXIX Partnership, L.P. since 1993. She is also a director of The Yankee Candle Company, Inc. and Community Health Systems, Inc.

        Michael A. Miles has been a Director since 2001. Mr. Miles served as Chairman and Chief Executive Officer of Philip Morris Companies, Inc. from 1991 to 1994. He is also a director of AMR Corporation, Dell Computer Corp., Exult Inc., Morgan Stanley & Co., Sears, Roebuck and Co., AOL Time Warner Inc. and The Allstate Corporation, Inc. He is also a special limited partner of Forstmann Little & Co. and serves on the Forstmann Little advisory board.

        Herbert J. Siegel has been a Director since 2003. Mr. Siegel was Chairman of the Board and President of Chris-Craft Industries, Inc. and Chairman of the Board of BHC Communications, Inc. since before 1997 until July 2001, when the two companies were acquired by The News Corporation Limited. Mr. Siegel remains a senior advisor to The News Corporation Limited.

CORPORATE GOVERNANCE

        Companies listed on the New York Stock Exchange (the "NYSE") must comply with certain standards regarding corporate governance, as codified in Section 303A of the Listed Company Manual of the NYSE, with some exceptions. A company of which more than 50% of the voting power is held by an individual, a group or another company need not comply with the requirements of Sections 303A.01 Independent Directors, 303A.04 Nominating/Corporate Governance Committee or 303A.05 Compensation Committee. Since four of the Company's shareholders, Forstmann Little & Co. Equity Partnership-VI, L.P., Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., which are affiliates of each other, control 58% of the combined voting power of the Common Stock, the Company has elected to avail itself of the above exemptions from these three requirements. Accordingly, except in the case of David W. Checketts and Michael A. Miles, who are members of our audit committee, the board has not affirmatively determined that the other directors qualify as "independent" under the NYSE's corporate governance rules, although, based on information available to us, we are not aware of any affiliations, transactions or relationships of the type identified in Section 303A.02(b) of the NYSE rules that would disqualify any of our directors, other than our Chairman and CEO, Farid Suleman, from being an independent director.

        The Company has undertaken a review of its corporate governance policies and taken the following measures to comply with the rules and regulations of the Securities and Exchange Commission (the "SEC") and NYSE regarding corporate governance practices:

  •
  Adopted governance guidelines for the board of directors.

  •
  Adopted procedures for our independent directors to meet in executive sessions.

  •
  Adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees.

  •
  Adopted a Code of Ethics that is applicable to our principal executive officer and senior financial and accounting officers.

  •
  Adopted a policy on reporting of improper financial practices to address accounting or auditing concerns.

  •
  Adopted an Audit Committee Charter, incorporating all of the applicable requirements of Sarbanes-Oxley and the related regulations.

  •
  Adopted a procedure for handling complaints regarding accounting matters.

  •
  Adopted a Securities Trading Policy to ensure that persons subject to the reporting requirements of Section 16 of the Exchange Act will be able to comply with all applicable filing requirements in a timely manner.

        The Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Principal Executive and Senior Financial and Accounting Officers, and the Audit Committee Charter are available on the Company's website at www.citadelbroadcasting.com.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        During the year ended December 31, 2003, the board of directors met five times. The board of directors has a standing audit committee which currently has two members. The Company is required to designate a third independent director to the audit committee not later than August 4, 2004. During 2003, each director attended at least 75% of the total number of meetings of the board of directors and meetings of the audit committee, if the director served on such committee.

        The Company does not currently have any other standing committees of the board. Although the Company has not established formal nominating/governance or compensation committees, Theodore Forstmann, Sandra J. Horbach and Farid Suleman have from time to time acted as an ad hoc committee for the purpose of identifying and recruiting qualified board members and Theodore Forstmann and Sandra J. Horbach have acted as an ad hoc compensation committee in reviewing and negotiating the terms of compensation of the Company's Chairman and CEO, Farid Suleman.

        The board has not designated a presiding director of executive sessions held on a regular basis by non-management directors.

        Any interested party that wishes to communicate directly with the non-management directors may do so by writing to the following address:

  Citadel Broadcasting Corporation
  Attn: Non-Management Directors
  7201 W. Lake Mead Blvd., Suite 400
  Las Vegas, Nevada 89128

  or by sending an email to the following address:

    nonmanagementdirectors@citcomm.com

        Communications will be distributed as appropriate to the board depending upon the facts and circumstances outlined in the communication.

        The Company does not have a policy regarding board members' attendance at the annual meeting of shareholders.

The Audit Committee

        The audit committee provides assistance to the Company's board of directors in fulfilling its legal and fiduciary obligations in matters involving the Company's accounting, auditing, financial reporting, internal control and legal compliance function. The audit committee also oversees the audit efforts of the Company's independent accountants and takes those actions it deems necessary to satisfy itself that the accountants are independent of management. The members of the audit committee are Michael A. Miles and David W. Checketts.

        The board of directors has determined that both of the directors of the audit committee qualify as independent directors under rules of the NYSE and the SEC. The board of directors made this determination after considering the following relationships and assessing the potential effect of these relationships on the independence of the named director:

  •
  Mr. Miles is a member of the Forstmann Little advisory board and an investor in certain affiliated partnerships of Forstmann Little & Co., which give him an economic interest in certain portfolio investments, including the Company.

  •
  Mr. Miles is a special limited partner of Forstmann Little & Co.

  •
  Mr. Checketts serves as a director of McLeodUSA Incorporated, whose stock is controlled by certain affiliated partnerships of Forstmann Little & Co.

        The board of directors has determined that the relationships discussed above do not affect the independence of the named directors involved because neither director has made any commitment to the affiliated partnerships of Forstmann Little & Co.; in the case of Mr. Miles, none of the rights of an advisory board or a special limited partner of Forstmann Little & Co. are contingent in any way on or affected by his continued service as a director or member of our audit committee nor do his duties as an advisory board member and special limited partner of Forstmann Little & Co. conflict with his duties as a member of the audit committee; and, in the case of Mr. Checketts, his duties as a member of the board of another public company affiliated with Forstmann Little & Co. do not conflict with his duties as a member of the audit committee. The board of directors is not aware of any other relationships involving the audit committee and the Company that required an assessment of materiality by the board.

        Each of the audit committee members is financially literate, as determined by the Company's board in its business judgment. In addition, the board of directors has determined that Mr. Miles is an "audit committee financial expert" as defined under the applicable rules of the SEC.

        During 2003, the audit committee held two formal meetings and held two conference calls to review quarterly results with the independent auditors. The board of directors has adopted a written audit committee charter. The charter of the audit committee is attached to this proxy statement as Appendix A. The charter is also available on the Company's website at www.citadelbroadcasting.com or upon the request of the shareholder by writing to Randy L. Taylor, VP Finance and Secretary at 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, NV 89128.

        The audit committee is primarily responsible for oversight of the integrity of the financial reporting process and financial statements of the Company. In general, the audit committee is responsible for the financial statements and disclosure matters, oversight of the Company's relationship with the independent accountants, oversight of the Company's internal audit function and oversight of compliance responsibilities. As part of these responsibilities, the audit committee, among other things:

  •
  appoints, retains and replaces the independent accountants for the Company;

  •
  reviews the compensation of and services performed by the independent accountants, including non-audit services (if any);

  •
  reviews and discusses the preparation of quarterly and annual financial reports with the Company's management and its independent accountants;

  •
  discusses with its independent accountants the matters required by SAS 61, Codification of Standards on Auditing Standards and evaluating the independence of the accountants in accordance with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

  •
  reviews and discusses major issues regarding the Company's accounting principles with management and financial statement presentations and major issues as to the adequacy of the Company's internal controls;

  •
  reviews and discusses the initial adoption of, and all significant changes to, critical accounting policies and practices used by the Company with the independent accountants;

  •
  evaluates the qualifications, performance and independence of the auditors;

  •
  reviews the significant reports to management prepared by the internal auditing department and any management responses; and

  •
  reviews reports and disclosures of insider and affiliated party transactions.

Report of the Audit Committee

        The audit committee or its chairman reviewed and discussed with both management and its independent accountants all financial statements prior to their filing with the SEC. In connection with the December 31, 2003 financial statements, the audit committee (1) reviewed and discussed the audited financial statements with management, including any significant transactions or issues; and (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, as amended. The audit committee also discussed with Deloitte & Touche LLP ("D&T") their independence, including a consideration of the compatibility of non-audit services with such independence, and received from D&T written disclosures and the letter from D&T required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based upon these reviews and discussions, the audit committee has recommended that the board of directors include the audited financial statements in the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003.

        This report is respectfully submitted by the Audit Committee of the Board of Directors.

                      David W. Checketts, Chairman
                      Michael A. Miles

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The Company's board of directors does not currently have a compensation committee. During 2003, Theodore J. Forstmann and Sandra J. Horbach participated in deliberations on behalf of the board of directors concerning compensation of the Company's Chief Executive Officer, Farid Suleman. During 2003, Mr. Forstmann, Ms. Horbach and Mr. Suleman participated in deliberations concerning executive officer compensation, other than Mr. Suleman's compensation. Sandra J. Horbach currently serves as one of the Company's officers and as an officer of the Company's subsidiaries but receives no compensation for her services. Farid Suleman, the Company's Chief Executive Officer, did not participate in deliberations regarding his compensation. None of the other board members is either a current or former executive officer or employee of the Company or any of the Company's subsidiaries. Each of Theodore J. Forstmann, Gordon A. Holmes and Sandra J. Horbach is a general partner in partnerships affiliated with the Forstmann Little partnerships.

        On October 25, 2002, The Company granted options to purchase 50,000 shares of the Company's common stock to directors who were neither executive officers nor a general partner of Forstmann Little & Co. The directors who received these options were David W. Checketts, J. Anthony Forstmann and Michael A. Miles. On February 28, 2003, the Company granted Charles P. Rose, Jr. options to purchase 50,000 shares of the Company's common stock. The exercise price of the options granted to Messrs. Checketts, Forstmann, Miles and Rose is $16.00, which was based on the estimated fair market value of the underlying common stock on the date of grant. The options have a term of ten years and vest in four equal annual installments beginning on the first anniversary of the grant date, so long as the holder is a director of the Company on the applicable vesting date. On July 28, 2003, the Company granted options to purchase 50,000 shares of the Company's common stock to Herbert J. Siegel. The exercise price of Mr. Siegel's options was the initial public offering price of $19.00 per share. Directors do not receive any fees for serving on the Company's board, but are reimbursed for their out-of-pocket expenses arising from attendance at meetings of the board and committees.

Executive Compensation

        The following table sets forth information with respect to compensation for the last three completed fiscal years (or, if shorter, the actual period of employment) paid for services to the Company's Chief Executive Officer, the Company's two other most highly paid executive officers who were serving as executive officers on December 31, 2003, and an additional officer who ceased to be an employee in 2003.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Position	Year	Base Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
Farid Suleman Chairman and Chief Executive Officer	2003 2002	1,000,000 787,500	— 1,000,000	— 4,150,000	138 69
Judith A. Ellis Chief Operating Officer(2)	2003	320,833	229,167	100,000	11,172
Randy L. Taylor Vice President-Finance and Secretary	2003 2002 2001	225,000 186,458 175,000	25,000 75,000 —	— 25,000 —	7,260 3,760 154,107
D. Robert Proffitt Former President(3)	2003 2002 2001	179,642 300,000 300,000	— 150,000 —	— 50,000 —	126,694 5,651 1,642,967

(1)
Included in 2003 are payments of premiums for term life insurance and car allowances, as summarized by the table below. Also included is a severance payment in the amount of $124,125 to Mr. Proffitt following his termination of employment.

	Insurance Premiums ($)	Auto Allowance ($)
Farid Suleman	138	—
Judith A. Ellis	172	11,000
Randy L. Taylor	60	7,200
D. Robert Proffitt	69	2,500

(2)
Ms. Ellis joined the Company in February 2003.

(3)
Mr. Proffitt ceased to be an employee on July 11, 2003.

Option Grants in Last Fiscal Year

        The following table shows all options to acquire shares of the Company's common stock granted to the executive officers named in the Summary Compensation Table above for the fiscal year ended December 31, 2003.

Option Grants in Last Fiscal Year
Individual Grants
			Percent of Total Options Granted to Citadel Employees in Fiscal Year(2)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Number of Securities Underlying Options Granted
Name	Date of Grant			Exercise or Base Price ($/Share)	Expiration Date
						0% ($)	5% ($)	10% ($)
Farid Suleman	—	—	—	—	—	—	—	—
Judith A. Ellis(3)	2/15/03	100,000	22.4%	16.00	2/15/2013	300,000	1,494,900	3,328,111
Randy L. Taylor	—	—	—	—	—	—	—	—
D. Robert Proffitt(4)	—	—	—	—	—	—	—	—

(1)
These amounts are based on assumed appreciation rates of 0%, 5% and 10%, as prescribed by the SEC rules, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The amounts have been calculated using the initial public offering price of $19.00 per share.

(2)
The table shows the percentage of total options granted to employees during the fiscal year ended December 31, 2003.

(3)
These options become exercisable at a rate of 25% per year, with the first 25% exercisable on February 15, 2004, and an additional 25% becoming exercisable on each of February 15, 2005, 2006 and 2007.

(4)
Mr. Proffitt ceased to be an employee on July 11, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table shows the aggregate options exercised by the executive officers named in the Summary Compensation Table above for the fiscal year ended December 31, 2003, as well as the value of the options held by such persons on December 31, 2003.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised In-the Money Options at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Farid Suleman	—	—	2,075,000	2,075,000	$39,155,250	$39,155,250
Judith A. Ellis	—	—	—	100,000	—	637,000
Randy L. Taylor	—	—	6,250	18,750	39,813	119,438
D. Robert Proffitt(2)	—	—	—	—	—	—

(1)
The amounts have been calculated using the closing price of the Company's common stock on the NYSE on December 31, 2003, which was $22.37 per share.

(2)
Mr. Proffitt ceased to be an employee on July 11, 2003. All Mr. Proffitt's options were forfeited upon his resignation.

Stock Performance Graph

        The following graph compares the cumulative total shareholder return on the Company's common stock since its initial public offering against the cumulative total return of (i) the S&P 500 Index and (ii) the S&P Broadcasting & Cable TV Index.

	Cumulative Total Return
	07/2003	08/2003	09/2003	10/2003	11/2003	12/2003
Citadel Broadcasting Corp	$100.00	$116.21	$104.00	$103.68	$100.53	$117.74
S&P 500	100.00	101.79	100.57	106.10	106.86	112.28
S&P Broadcasting & Cable TV	100.00	102.71	99.61	108.33	104.07	109.87

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Mr. Suleman's Employment Arrangements

        Farid Suleman joined the Company in March 2002. The following are the key terms of his employment pursuant to a letter, dated February 15, 2002, from Theodore J. Forstmann of Forstmann Little & Co. to Farid Suleman:

  •
  Mr. Suleman's annual salary is $1 million per year and is subject to annual review and adjustment;

  •
  Mr. Suleman is eligible for an annual bonus of $1 million, payable either in cash or in the form of warrants to purchase our common stock, at the option of the board of directors. The amount of the annual bonus is determined by the board of directors generally based on the Company's overall performance during the last fiscal year. If the bonus is paid in the form of warrants to purchase shares of the Company's common stock, the warrants will be valued, as determined by the board of directors, on the date of payment. The warrants will be fully vested at the time of payment and will have a ten-year term;

  •
  Mr. Suleman has received options and purchased shares of common stock, as described below; and

  •
  Mr. Suleman is entitled to the Company's standard employee benefit package.

        The Company granted to Mr. Suleman options to purchase 4,150,000 shares of the Company's common stock in connection with his becoming the Company's Chief Executive Officer. These options have a term of ten years and have a per share exercise price of $3.50. The $3.50 exercise price was determined by negotiations between the Company and Mr. Suleman and was not based on fair market value.

        Mr. Suleman may exercise options for purposes of proportionately participating in the sale of shares of the Company's common stock by the Forstmann Little partnerships or in a change of control of the Company in which the Forstmann Little partnerships cease to own any shares of voting stock. Mr. Suleman's stock option agreement also provides that, if there is a sale of shares of the Company's common stock by the Forstmann Little partnerships or a change of control of the Company in which the Forstmann Little partnerships cease to own any shares of voting stock, Mr. Suleman may be required by the Company to proportionately exercise his options and participate in the sale of shares by the Forstmann Little partnerships.

        Upon exercise of any of his options, Mr. Suleman is required to enter into a stockholder's agreement with the Company.

        The stockholder's agreement provides that Mr. Suleman may participate proportionately in any sale by the Forstmann Little partnerships of their shares of the Company's common stock to a third party. In addition, Mr. Suleman may, and may be required to (if determined by the board of directors), participate proportionately in a public offering of shares of common stock by the Forstmann Little partnerships, by selling the same percentage of his shares that the Forstmann Little partnerships are selling of their shares. If the Forstmann Little partnerships sell their common stock to a third party, the Forstmann Little partnerships may require Mr. Suleman to sell a proportionate amount of his shares and, if stockholder approval of the transaction is required, to vote his shares in favor of the sale.

        The Company has the option to purchase, at their fair value, all of the shares of common stock purchased by Mr. Suleman upon exercise of his options after his termination of employment.

Report on Fiscal 2003 Executive Compensation

        Because the board of directors does not currently have a compensation committee, the board is responsible for determining the compensation of the Company's executive officers and generally reviewing the Company's employee compensation policies. In practice, Theodore J. Forstmann and Sandra J. Horbach have acted as an ad hoc committee of the board on matters concerning compensation of the Company's Chief Executive Officer, Farid Suleman; and Mr. Forstmann and Ms. Horbach, together with Farid Suleman, have acted as an ad hoc committee of the board on matters concerning compensation of the Company's other executive officers. Mr. Suleman does not participate in board discussions regarding his own compensation.

        It is the policy of the board to provide attractive compensation packages to the Company's executive officers to attract and retain individuals with the appropriate experience and skills, to motivate them to devote their full energies to our success, to reward them for their services and to align their interests with the interests of our stockholders. Considering all of the foregoing, our executive compensation packages currently consist primarily of base salaries, annual cash bonuses and stock options.

        Determinations as to appropriate base salaries of our executive officers are largely subjective and do not depend upon the application of a particular formula or the use of designated benchmarks. In general, the level of base salary is intended to provide appropriate base pay to our executive officers, taking into account the competitive employment market for comparable positions, each individual's historical contribution to our success, each individual's unique value and the recommendations of Mr. Suleman. In establishing base salaries for our executive officers in 2003, our board considered numerous factors, including a subjective assessment of each individual's performance, the nature of the individual's responsibilities, the individual's contributions and importance to us, the individual's historical compensation and the nature and extent of the individual's other forms of compensation. We anticipate that future determinations of base salary made by the board will be based on similar factors.

        Cash bonuses are generally based on the achievement of specific financial and operating objectives such as targeted results for EBITDA and free cash flow. Each executive officer is assigned a target bonus, which is generally expressed as a percentage of base salary. Target bonuses vary in relation to each individual's responsibilities. Cash bonuses are paid based on the achievement of individual objectives considered along with our performance as a whole. In certain cases, bonuses have been guaranteed based on the compensation package negotiated at the time of employment. All of our executive officers are participants in the bonus program.

        We also use stock options as a means of long-term incentive compensation. The board determines the number of stock options granted to our executive officers and other employees on an individual, discretionary basis based on the recommendation of Mr. Suleman.

        All compensation paid to our CEO, Farid Suleman, in 2003 was made pursuant to the terms of compensation arrangements negotiated on our behalf by Theodore Forstmann and Sandra Horbach at the time Mr. Suleman joined us in 2002. In 2003, this payment included a base salary of $1 million. There was no bonus for 2003. In addition, when Mr. Suleman became our CEO in 2002, we granted him an option to purchase 4,150,000 shares of our common stock. Twenty-five percent of these options were immediately exercisable and an additional 25% of the options became exercisable in 2003. Mr. Suleman received no other compensation from us in 2003, and, accordingly, the board took no action with respect to Mr. Suleman's compensation during the year.

        Section 162(m) of the Internal Revenue Code generally provides that publicly held corporations will only be able to deduct, for federal income tax purposes, compensation paid to its named executive officers in excess of $1,000,000 per year if it is paid pursuant to qualified performance-based compensation plans approved by our stockholders. Compensation as defined under Section 162(m) includes, among other things, base salary, incentive compensation and income attributable to stock option transactions. The board's primary objective in designing and administering our compensation policies is to support and encourage the achievement of our long-term strategic goals and to enhance stockholder value. When consistent with this compensation philosophy, the board also intends to structure its compensation programs such that compensation paid thereunder will be tax deductible by us to the maximum extent possible. The board intends to consider, on a case-by-case basis, how Section 162(m) will affect our compensation plans and contractual and discretionary compensation but reserves the right to pay compensation that is not deductible under Section 162(m).

        This report is respectfully submitted by the Board of Directors.

Farid Suleman
David W. Checketts
J. Anthony Forstmann
Theodore J. Forstmann
Gordon A. Holmes
Sandra J. Horbach
Michael A. Miles
Charles P. Rose, Jr.
Herbert J. Siegel

Stockholder's Agreements

        In June 2001, 15 employees (together with two entities controlled by an employee) were awarded the right to purchase, and actually purchased, shares of the Company's common stock. Mr. Taylor, one of the Company's executive officers, was among these 15 employees and purchased 88,785 shares of common stock for approximately $6.76 per share. In addition, in February 2002, the Company agreed with Mr. Suleman that he would purchase $4.0 million of shares of the Company's common stock in connection with his joining the Company in March 2002. Mr. Suleman paid for these shares in April 2002. Mr. Suleman purchased a total of 592,074 shares of common stock for approximately $6.76 per share, which was not based on fair market value. In May 2003, Judith A. Ellis, the Company's Chief Operating Officer, was awarded the right to purchase, and actually purchased, a total of 48,899 shares of the Company's common stock for approximately $10.23 per share. The price paid for these shares was based upon the estimated fair value of the shares on the date of purchase. These members of our management entered into stockholder's agreements relating to these shares of our common stock, which, among other things, restrict the transfer of the shares of common stock. The stockholder's agreements are substantially identical and are summarized below. As of March 31, 2004, the Company has an aggregate amount of 1,280,516 shares of common stock subject to stockholder's agreements.

        The stockholder's agreements provide that the stockholder may participate proportionately in any sale by the Forstmann Little partnerships of their shares of the Company's common stock to a third party. In addition, the stockholder may, and may be required to (if determined by the board of directors), participate proportionately in a public offering of shares of common stock by the Forstmann Little partnerships, by selling the same percentage of his or her shares that the Forstmann Little partnerships are selling of their shares. If the Forstmann Little partnerships sell their common stock to a third party, the Forstmann Little partnerships may require the stockholder to sell a proportionate amount of his or her shares and, if stockholder approval of the transaction is required, to vote his or her shares in favor of the sale.

        If a stockholder's employment is terminated, the Company has the option to purchase any unvested shares of common stock held by the stockholder. The purchase price for these shares is the stockholder's cost. If a stockholder engages in prohibited or competitive activities, or criminal acts, or grossly or willfully neglects his or her duties, we have the option to purchase any shares of common stock held by the stockholder. The purchase price for these shares is the lesser of the stockholder's cost or the book value per share.

        If a stockholder's employment is terminated without cause, a stockholder may require the Company to purchase all, but not less than all, of the shares of common stock held by the stockholder. The purchase price for these shares is the stockholder's cost, except that in the case of the repurchase of vested shares from a stockholder terminated by reason of death, permanent disability or adjudicated incompetency, the purchase price is fair value.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In June 2001, the Company was capitalized by four partnerships affiliated with Forstmann Little & Co. and members of the Company's management, to acquire Citadel Communications Corporation, which was then a publicly owned company. The Company financed the acquisition by issuing its common stock to the Forstmann Little partnerships and members of management, by incurring indebtedness under a new credit facility and by issuing an aggregate of $500 million of subordinated debentures to two of the Forstmann Little partnerships. These partnerships immediately distributed the subordinated debentures to their respective limited partners. The subordinated debentures were general senior subordinated obligations, were not subject to mandatory redemption and were to mature in three equal annual installments beginning June 26, 2012, with the final payment due on June 26, 2014. The debentures bore interest at a fixed rate of 6% payable semi-annually in June and December each year. The balance of debentures outstanding at December 31, 2003 was $500 million. On February 18, 2004, the Company prepaid all of the outstanding subordinated debentures with the net proceeds from the offering by the Company of 9,630,000 shares of common stock and the issuance of $330.0 million of convertible subordinated notes.

        Each of the four Forstmann Little partnerships has a contractual right, for so long as it holds any shares of the Company's common stock, to designate a nominee for election to the Company's board of directors and the Company is obligated to solicit proxies in favor of each of these four nominees and to use reasonable efforts to cause each of these four nominees to be elected.

        The Company has also granted to the Forstmann Little partnerships six demand rights to cause the Company to file a registration statement under the Securities Act covering resales of all shares of common stock held by the Forstmann Little partnerships, and to cause the registration statement to become effective. The registration rights agreement also grants "piggyback" registration rights permitting the Forstmann Little partnerships to include their registrable securities in a registration of securities by the Company. Under the agreement, the Company will pay the expenses of these registrations.

        The Company's Chairman and Chief Executive Officer, Farid Suleman, is a special limited partner of Forstmann Little & Co. Mr. Suleman is paid $1.2 million per annum for providing advice and consulting services to Forstmann Little & Co. as a special limited partner. Mr. Suleman has the right to invest in Forstmann Little & Co. portfolio investments from time to time. Mr. Suleman has informed us that he has not invested in the Forstmann Little partnerships' investments.

        The Company reimburses Forstmann Little & Co. and its affiliates for expenses paid on the Company's behalf and receives reimbursements from Forstmann Little & Co. for expenses paid on its behalf including travel and related expenses, and office and other miscellaneous expenses. For the year ended December 31, 2003, the Company reimbursed Forstmann Little & Co. and its affiliates a net amount of approximately $1.8 million. Forstmann Little & Co. also provides use of office space to the Company's executive officers at no cost.

        FL Aviation Corp., an affiliate of Forstmann Little & Co., operates and maintains the Company's corporate aircraft at cost. In connection therewith, the Company reimburses all costs incurred by FL Aviation Corp. in operating the aircraft.

        Theodore J. Forstmann is the senior partner of, and Sandra J. Horbach and Gordon A. Holmes are general partners of, Forstmann Little & Co. Messrs. Forstmann and Holmes serve as members of the Company's board of directors. Ms. Horbach also serves as a member of the Company's board of directors and as a non-executive officer of the Company and its subsidiaries, although Ms. Horbach receives no compensation for her services as an officer. Michael A. Miles and J. Anthony Forstmann are special limited partners of Forstmann Little & Co. Mr. Miles also serves on the Forstmann Little advisory board and, as such, has an economic interest in the Forstmann Little partnerships. Mr. Miles is also an investor in certain affiliated partnerships of Forstmann Little & Co., which gives him an economic interest in certain portfolio investments, including the Company. J. Anthony Forstmann is the brother of Theodore J. Forstmann.

        Effective July 11, 2003, D. Robert Proffitt ceased to be employed as the Company's President and on July 15, 2003, in accordance with the Company's rights under our stockholder's agreement with Mr. Proffitt, the Company repurchased all unvested shares of common stock held by Mr. Proffitt at cost for an aggregate purchase price of approximately $1.2 million.

        On May 21, 2003, Judith A. Ellis, the Company's Chief Operating Officer, purchased a total of 48,899 shares of common stock for approximately $10.23 per share. These shares of common stock are subject to a stockholder's agreement, which, among other things, restricts the transfer of the shares of common stock.

        Effective March 31, 2003, Donna L. Heffner resigned as the Company's Executive Vice President, Chief Financial Officer and Secretary and from all executive officer and director positions that she held with subsidiaries of the Company. On May 12, 2003, in accordance with the Company's rights under its stockholder's agreement with Ms. Heffner, the Company repurchased all unvested shares of common stock held by Ms. Heffner at cost for an aggregate purchase price of approximately $1.6 million.

        On February 18, 2004, the Company completed a public offering of 29,630,000 shares of its common stock at $19.00 per share, including 9,630,000 primary shares sold by the Company and 20,000,000 shares sold by certain of the Company's stockholders. The 20,000,000 shares included 19,856,626 and 18,338 shares of common stock sold by Forstmann Little & Co. and its affiliates, and Randy Taylor, one of the Company's executive officers, respectively.

        Randy L. Taylor, one of the Company's executive officers, has been indebted to the Company since June 2001 under a promissory note which bears an annual interest rate of 5.02%. This note is full recourse against Mr. Taylor. This note was delivered to the Company by Mr. Taylor in partial payment for his purchase of the Company's common stock. The promissory note was secured by the 88,785 shares of common stock to which it relates. Based on the closing price of the Company's common stock on the NYSE on December 31, 2003 of $22.37 per share, the shares of common stock were valued at $1,986,120. To the extent Mr. Taylor sells any common stock, the note requires that the net proceeds he receives, after taxes, be used to reduce the outstanding balance under his note. The highest amount outstanding under Mr. Taylor's note since January 1, 2003 was $413,704. On February 18, 2004, Mr. Taylor repaid $304,466 of his note using proceeds of the sale of 18,338 shares of common stock.

PROPOSAL 2—APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The audit committee has recommended the firm of Deloitte & Touche LLP, independent certified public accountants, as the Company's independent auditors for the year ending December 31, 2004. The board of directors recommends that shareholders vote for the ratification of the appointment of Deloitte & Touche LLP as independent accountants.

Representation of Independent Accountants at Annual Meeting

        A representative of Deloitte & Touche LLP will be present at the annual meeting, will be offered the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

        Deloitte & Touche LLP was engaged as the Company's independent accountants for the year ended December 31, 2003. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for each year ended December 31, 2003 and 2002 were approximately $991,000 and $887,000, respectively. These amounts include approximately $627,000 and $573,000 for 2003 and 2002, respectively, representing fees related to the Company's initial public offering.

Audit-Related Fees

        The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's 401(k) plan for the years ended December 31, 2003 and 2002 were $14,000 and $12,500, respectively.

Tax Fees

        The aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with tax compliance, tax advice, and tax planning for the years ended December 31, 2003 and 2002 were zero and approximately $32,000, respectively.

All Other Fees

        Deloitte & Touche did not render professional services other than those described above under "Audit Fees," "Audit-Related Fees," and "Tax Fees" for the years ended December 31, 2003 and 2002.

Pre-Approval Policies and Procedures

        The audit committee has adopted policies and procedures requiring audit committee review and approval in advance of all particular engagements for services provided by the Company's independent auditors. Prior to rendering any audit and non-audit professional services, Deloitte & Touche discusses such services with the audit committee, and the committee pre-approves the scope of such services and the related estimated fees. The scope of all audit and non-audit services rendered by Deloitte & Touche during the year ended December 31, 2003 were pre-approved by the audit committee.

        During the approval process, the audit committee considers the impact of the scope of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor's independence, including compliance with the SEC rules and regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock with the SEC and the NYSE. Based solely on a review of copies of such reports and written representations from the reporting persons, the Company believes that during the year ended December 31, 2003, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

SUBMISSION OF SHAREHOLDER PROPOSALS

        It is anticipated that the 2005 annual meeting of shareholders of the Company will be held in May 2005. Any shareholders who intend to present proposals at the 2005 annual meeting of shareholders, and who wish to have such proposals included in the Company's Proxy Statement for the 2005 annual meeting, must ensure that such proposals are received by the Secretary of the Company not later than January 24, 2005. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's 2005 proxy solicitation material. Any proposals should be sent to the Secretary, Citadel Broadcasting Corporation, 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, Nevada 89128.

        In addition, the Company's by-laws provide that shareholders seeking to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice generally must be delivered to or mailed and received at the principal executive office of the Company, not less than 45 days nor more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting of the shareholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, to be timely, notice must be delivered not later than the close of business on the later of the 90thday prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination. These provisions may preclude stockholders from bringing matters before an annual meeting of the shareholders or from making nominations for directors at an annual meeting of shareholders.

OTHER MATTERS

        The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by the Company. No solicitation other than by mail is contemplated. The Company will reimburse brokers, banks, institutions and others holding Common Stock as nominees for their expenses in sending proxy solicitation material to the beneficial owners of such Common Stock and obtaining their proxies.

        Eligible beneficial shareholders who share a single address may have received a notification that only one copy of the Annual Report and Proxy Statement will be sent to that address unless the broker, bank, institutions or other nominee that provided the notification received contrary instructions from any beneficial shareholder at that address. This practice, known as "householding", is designed to reduce printing and mailing costs. However, if a beneficial shareholder at such an address wishes to receive a separate Annual Report or Proxy Statement this year or in the future, the shareholder may contact the Secretary of Citadel Broadcasting Corporation at (720) 804-5200 or at 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, Nevada 89128. Eligible registered shareholders receiving multiple copies of these documents can request householding by contacting the Company in the same manner. Persons holding shares through a bank, broker, institutions or other nominee can request householding by contacting the nominee.

By Order of the Board of Directors

Randy L. Taylor Secretary
Las Vegas, Nevada April 14, 2004

APPENDIX A

CITADEL BROADCASTING CORPORATION

AUDIT COMMITTEE CHARTER

Statement of Policy

        The Audit Committee of the Board of Directors shall provide assistance to the Board in fulfilling its oversight responsibilities relating to management's conduct of the Company's financial reporting process, the Company's systems of internal accounting and financial controls, its disclosure controls and procedures, the annual independent audit of the Company's financial statements, the quality and integrity of the Company's financial statements, the Company's compliance with applicable legal and regulatory requirements, the qualifications and independence of the Company's independent auditors, the performance of the Company's internal audit function and its independent auditors, and it shall prepare a report to be included in the Company's annual proxy statement. In so doing, it is the responsibility of the Committee to maintain free and open communications among the Committee, the directors, the independent auditors, the internal auditors and the financial management of the Company.

        In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, and it shall have the full power to retain outside legal, accounting or other advisors to assist it in fulfilling its duties.

Committee Membership and Compensation

        The Committee shall comprise at least three directors, each of whom shall meet the independence requirements under applicable laws and the rules of the New York Stock Exchange and the Securities and Exchange Commission ("SEC").

        The members of the Committee shall be appointed by the Board. Committee members may be replaced by the Board.

        The Committee shall have at least one member who the Board has determined is an audit committee financial expert, as that term is defined by the SEC, and all members of the Committee shall be financially literate as required by the rules of the New York Stock Exchange. The members of the Committee shall not, directly or indirectly, receive any compensation from the Company, other than directors' fees.

Responsibilities

        The primary responsibility of the Committee is to assist the Board in overseeing the integrity of the Company's financial reporting process and financial statements. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to assure to the directors and shareholders that the accounting and reporting practices of the Company are in accordance with all applicable requirements and present in clear and accurate fashion the information needed by investors to make responsible investment decisions.

        The Committee shall appoint, retain and replace the Company's independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors, all in accordance with applicable law, and in connection with the issuance of an audit report or related work. The independent auditors shall report directly to the Committee. The

Committee shall have the sole authority to pre-approve each engagement (including the fees and terms of the engagement) of the Company's independent auditors to perform auditing services or permitted non-audit services, all as described in the Securities Exchange Act of 1934, and the Committee may establish pre-approval polices and procedures for the engagement of the Company's independent auditors to provide audit or permissible non-audit services.

        The Committee shall meet as often as it may determine, but not less than quarterly. The Committee may form and delegate authority to subcommittees when appropriate.

        The Committee shall meet periodically with management, the Company's internal auditors and its independent auditors in separate executive sessions.

        The following shall be the common recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate given changing circumstances.

        In carrying out its responsibilities, the Committee shall:

Financial Statement and Disclosure Matters

  •
  Discuss with management and the independent auditors the Company's annual audited financial statements, including disclosures made in the related Management's Discussion and Analysis of Financial Condition and Results of Operations, and it shall recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  •
  Discuss with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in the related Management's Discussion and Analysis of Financial Condition and Results of Operations and the results of the independent auditors' reviews of the quarterly financial statements.

  •
  Review and discuss with management (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, major issues as to the adequacy of the Company's internal controls and steps adopted in light of any material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues, accounting policies, estimates and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements; (c) the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures on the financial statements of the Company; and (d) the general types of information to be disclosed and presentations to be made with respect to any earnings press release (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance to be provided to analysts and ratings agencies.

  •
  Discuss the Company's guidelines and policies with respect to how it manages risk assessment and risk management and discuss any major financial risk exposures and the steps management has taken to monitor and control such exposures.

  •
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including:

  •
  the adoption of, or changes to, the Company's significant accounting principles and practices as suggested by the independent auditors, internal auditors or management.

  •
  any management or internal control letter issued or proposed by the independent auditors and the Company's response to that letter.

    •
    any accounting adjustments that were noted or proposed by the auditors but that were not recorded.

  •
  Quarterly, review and discuss with the independent auditors:

  •
  The initial adoption of, and all significant changes to, critical accounting policies and practices used.

  •
  All alternative treatments of accounting information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

  •
  Other written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

  •
  Review with the independent auditors any problems or difficulties the auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors' activities or their access to requested information and significant disagreements with management as well as management's response.

  •
  Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Company's Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of the Company's internal controls or any fraud that involves management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditors

  •
  Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

  •
  Review the experience and qualifications of the senior members of the independent auditors' team.

  •
  Obtain annually from the independent auditors a written list of all of their relationships with and professional services provided to the Company and its related entities, as required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, and review no less frequently than annually a report from the independent auditors regarding (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditors and the Company.

  •
  Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditor's quality controls are adequate and whether the provision of non-audit services, if any, is compatible with maintaining the auditors' independence.

  •
  With respect to qualifications, performance and independence of the independent auditors, take into account the opinions of management and the internal auditors and present its conclusions to the Board and take such additional actions as it deems appropriate to satisfy itself of the qualifications, performance and independence of the Company's independent auditors.

  •
  In addition to the rotation of the lead audit partner every five years, consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

  •
  Set clear hiring policies for any employees or former employees of the independent auditors who may have been engaged on the Company's account and take into account pressures that may exist on an auditor seeking a job with the Company.

  •
  As considered appropriate by the Committee, discuss with the independent auditors matters of audit quality and consistency.

Oversight of the Company's Internal Audit Function

  •
  Review the significant reports to management prepared by the internal auditing department and any management responses.

  •
  Discuss with the internal audit department and the independent auditors the internal audit department's responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

  •
  Obtain from the independent auditors assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

  •
  Obtain reports from management and the Company's independent auditors as to whether the Company and its related entities are in conformity with the Company's Code of Business Conduct and Ethics.

  •
  Review reports and disclosures of insider and affiliated party transactions.

  •
  Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

  •
  Discuss with management and the Company's independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

    Additionally the Committee shall:

    •
    Obtain the Board's approval of this Charter and review and reassess its adequacy as conditions dictate, at least annually. In addition, a copy of this Charter shall be included on the Company's website and the Company's proxy statement shall state that this Charter is available on the Company's website or upon the request of a shareholder of the Company.

    •
    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters.

    •
    Evaluate the Committee's performance on an annual basis.

    •
    Establish additional operating procedures to assure conformity with all communication and policy requirements of regulatory bodies relative to the conduct of the Committee.

    •
    Report regularly to the Board of Directors.

DETACH HERE	ZCBC42

PROXY

CITADEL BROADCASTING CORPORATION

7201 WEST LAKE MEAD BLVD., Suite 400
Las Vegas, NV 89128

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Farid Suleman and Randy L. Taylor, each of them, as proxyholders and attorneys-in-fact of the undersigned with full power of substitution to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Citadel Broadcasting Corporation, to be held at the JPMorgan Chase Conference Centers, 270 Park Avenue, 11th Floor, New York, NY 10017, on Monday, May 24, 2004 at 9:00 a.m., local time and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 14, 2004, and a copy of Citadel Broadcasting Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Citadel Broadcasting Corporation, given notice of such revocation.

        This proxy when properly executed will be voted in accordance with the specifications made by the undersigned shareholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE SHAREHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED "FOR" EACH NOMINEE SET FORTH ON REVERSE AND "FOR" THE RATIFICATION OF INDEPENDENT ACCOUNTANTS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCBC41
☒	Please mark votes as in this example.	3518

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

								FOR	AGAINST	ABSTAIN
1.	Election of three Class I directors to serve for a three-year term that expires at the 2007 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. Nominees: (01) David W. Checketts, (02) J. Anthony Forstmann and (3) Charles P. Rose, Jr.					2.	To ratify the appointment of Deloitte & Touche, LLP as the Company's independent accountants for the fiscal year ending December 31, 2004.	☐	☐	☐
		FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	☐	3.	With discretionary authority, upon such other matters as may properly come before the meeting.
	☐	For all nominees except as written above				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐
						MARK HERE IF YOU PLAN TO ATTEND THE MEETING				☐
						PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

						Please date and sign as your name appears herein. Corporate or partnership proxies should be signed in full corporate or partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.
Signature:	Date:	Signature:	Date:

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—ELECTION OF CLASS I DIRECTORS
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2—APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
  APPENDIX A
CITADEL BROADCASTING CORPORATION AUDIT COMMITTEE CHARTER